Exhibit 10.2

$________	Issuance Date: October 3, 2025

ARPS DAIRY, INC.

Promissory Note

No. _____

FOR VALUE RECEIVED, Arps Dairy, Inc., an Ohio corporation (“Company”), and Barfresh Food Group Inc., a Delaware corporation (“Barfresh”), jointly and severally promise to pay to the order of ___________ (“Holder”), in lawful money of the United States of America the principal sum of ($________) by April 3, 2026 (the “Maturity Date”). The principal amount of this Promissory Note (this “Note”) is the sum of $_______ (the “Old Shareholder Loan”) and $_____ (the “New Advance”). This Note is one of four being issued to former shareholders of the Company in the aggregate amount of $_______ (the “Arps Shareholder Notes”).

1. Interest. If not paid by January 1, 2026, interest shall accrue on the unpaid amount of the New Advance at the rate of seven percent (7%) per annum from the date of this Note until the New Advance is paid in full. Interest shall not accrue on the unpaid amount of the Old Shareholder Loan.

2. Payments. All payments hereunder shall be made in lawful money of the United States of America at such place or to such account as Holder may from time to time designate in writing to the Company. Payments will be credited first to Other Fees (as defined below), secondly to accrued and unpaid interest, if any, thirdly to any outstanding principal amount of the New Advance, and lastly to any outstanding principal amount of the Old Shareholder Loan. The Company agrees it will pay this Note on a pro rata basis with the other Arps Shareholder Notes so that the payment on each Arps Shareholder Note is the same percentage of the total payments made on all Arps Shareholder Notes as the indebtedness under each Arps Shareholder Note is of the total indebtedness under all Arps Shareholder Notes. In the event the Holder of this Note receives a payment in excess of its pro rata share, the Holder agrees that the excess will be paid to the holders of the other Arps Shareholder Notes.

3. Conversion.

(a) Conversion by the Company. At any time prior to the Maturity Date, the Company shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of the Old Shareholder Loan into restricted shares of common stock (the “Common Stock”) of Barfresh, at the trailing 15-day volume-weighted average trading price of such common stock (the “Per Share Conversion Price”). The Company shall exercise such conversion right by delivery to the Holders of a written notice of conversion (a “Notice of Conversion by Company”), substantially in the form annexed hereto as Exhibit A. The Company agrees that it will convert this Note on a pro rata basis with its conversion on the other Arps Shareholder Notes, so that the amount converted is the same percentage of the total amount converted on all Arps Shareholder Notes as the indebtedness under each Arps Shareholder Note is of the total indebtedness under all Arps Shareholder Notes.

(b) Certificates. As promptly as practicable after the conversion of this Note and the issuance of the shares of Common Stock, Barfresh (at its expense) will issue and deliver a certificate or certificates evidencing such shares (if certificated) to Holder, or if such shares are not certificated, will deliver a true and correct copy of the Barfresh’s share register reflecting the shares held by the Holder.

(c) Adjustments. For the avoidance of doubt, it is acknowledged that Holder will be entitled to the benefit of all adjustments in the number of shares of Barfresh’s Common Stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting Barfresh’s Common Stock that occur prior to the conversion of this Note.

4. Events of Default. If any of the events specified in this Paragraph 4 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare all obligations hereunder immediately due and payable, by notice in writing to the Company:

(a) Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

(b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

(c) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d) A material breach by the Company of any of its representations or covenants contained herein; or

(e) Any declared default of the Company under any other material indebtedness that gives the holder thereof the right to accelerate such other indebtedness.

5. Security Status of Note. The portion of this Note representing the New Advance is secured by a second mortgage on 136 Fox Run Drive, Defiance, Ohio, and the portion of this Note representing the Old Shareholder Loan is a general unsecured obligation of the Company.

6. Transfer; Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that neither the Company nor the Holder may assign its obligations under or interest in this Note, as applicable, without the prior written consent of the other party. In addition, this Note may not be transferred by the Holder unless the transferee enters into a written agreement in form and substance reasonably acceptable to the Company and Barfresh pursuant to which the transferee agrees to be bound by all of the provisions of this Note. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. The Company’s Obligations are due only to the registered Holder of this Note.

7. Notices. Any notices or other communications required or permitted to be given under the terms of this Note that must be in writing will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; (iv) upon receipt, when sent by email, provided a confirmation of receipt is emailed to sender from recipient.

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8. Amendments and Waivers. Any terms of this Note may be amended, modified or waived only with the written consent of the Company and Holder.

9. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Ohio without giving effect to principles of conflicts of law.

10. Enforcement Costs. If any action be commenced to enforce this Note, or to protect the interest of Holder, there shall be added to the amount due by the Company hereunder, the amount of any and all costs and expenses incurred by Holder in connection with such action, including but not limited to attorney’s fees (collectively, “Other Fees”), together with interest thereon, which shall be payable upon demand.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issuance Date and Holder agrees to the terms and conditions of this Note.

“Company”
ARPS DAIRY, INC.,
An Ohio corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

“Barfresh”
BARFRESH FOOD GROUP INC.

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

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Exhibit A

FORM OF NOTICE OF CONVERSION BY COMPANY

[Date]

[NAME AND ADDRESS OF HOLDER]

Dear _________:

Notice is hereby given that Arps Dairy, Inc. an Ohio corporation (“Company”), elects to convert the principal due under the Arps Dairy, Inc. Promissory Note indicated below into the number of shares (“Shares”) of common stock of Barfresh Food Group Inc., a Delaware corporation, as follows:

Arps Shareholder Note
Date of Conversion
Principal being Converted
Conversion Rate	$[___] per Share
Number of Shares to be Delivered

The issuance of the Shares to Holder shall be as evidence of the cancellation of the outstanding principal, as indicated above, due under the Promissory Note.

COMPANY:
ARPS DAIRY, INC.,
An Ohio corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer